China Internet Cafe Holdings Group Opens Seven New Internet Cafes in Shenzhen in April and May

Press Release Source: China Internet Cafe Holdings Group, Inc. On Tuesday June 21, 2011, 7:30 am EDT

SHENZHEN, China, June 21, 2011 /PRNewswire-Asia-FirstCall/ --China Internet Cafe Holdings Group, Inc. ("CICC" or the "Company") (OTCQB: CICC), one of the largest owners and chain operators of internet cafes in southern China, announced the grand opening of seven new internet cafes, bringing the total number of operating locations to 55 in Shenzhen.

The seven new locations were opened throughout Shenzhen in April and May 2011 for a total capital investment of $3.3 millionwith a combined capacity of over 1,600 computers. Selection for the new cafes were identified by the Company's dedicated team which sources prime locations within walking distance to factories, and within highly populated and dense geographies such as universities, industrial zones and business centers. Management expects to initially have approximately 226,000 registered users across the new locations in the first month of operation, with average revenue per computer of $0.55/hour. After the first month, China Internet Cafe estimates the total client base for the seven new cafes will grow to reach 10.8 million users.

"We are excited to have reached our 55th cafe opening, and expect these seven additional cafes to generate approximately $3.2 million during the next twelve months," said Mr. Dishan Guo, Chief Executive Officer of China Internet Cafe. "Although the pace has been rapid, each cafe is carefully selected in areas with dense concentrations of our targeted customer base to maximize its revenue contribution. These customers include students and local workers who value our premium high speed Internet performance and reliability, and wide variety of high-end games and entertainment. Going forward we will continue to evaluate additional new locations to execute our growth plans."

About China Internet Cafe Holdings Group, Inc.

Since opening its first internet cafe in 2006 under the name Shenzhen Junlong Culture Communication CO. Ltd., China Internet Cafe Holdings Group, Inc. has expanded quickly to 55 cafes in Shenzhen, Guangdong Province, China. The Company provides high quality, affordable internet services to consumers who purchase reloadable cards. Customers can access a range of online services, including email, web surfing, watching movies, online gaming, voice over IP, and social media in a comfortable, friendly and safe environment. CICC offers a variety of internet connectivity stations with varying speeds, monitor sizes and seating arrangements.

SafeHarbor Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including risks outlined in the Company's public filings with the Securities and Exchange Commission, including the Company's registration statement on Form F-1, as amended. All information provided in this press release is as of the date hereof. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Information:
China Internet Cafe Holdings Group, Inc.
Mr. Jingwei Li
Vice President of Corporate Finance
Phone: +86-755-8989-0998
Email: Jingwei@cncicc.com

Ms. Helen Huo
Secretary of the Board
Phone: +86-18601047650
Email: helen@cncicc.com

Investor Relations:
HC International
Ted Haberfield, Executive Vice President
Phone: +1-760-755-2716
Email: thaberfield@hcinternational.net
Web: www.hcinternational.net